UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2011 (March 7, 2011)

Guggenheim Enhanced Equity Income Fund
(Exact name of registrant as specified in its charter)

Delaware	811-21681	34-7194866
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2455 Corporate West Drive
Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 505-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 7.01                      Regulation FD Disclosure.

Amended and Restated By-Laws.  On March 7, 2011, the Board of Trustees of  Guggenheim Enhanced Equity Income Fund (the “Fund”) amended and restated in its entirety the By-Laws of the Fund (the “Amended and Restated By-Laws”).  The Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Resignation and Appointment of Trustees.  In connection with the ongoing realignment of the boards of trustees of various funds advised by Guggenheim Funds Investment Advisors, LLC, on March 7, 2011, Messrs.  Steven D. Cosler, Robert M. Hamje and L. Kent Moore tendered their resignation as Trustees of the Fund.  The Board of Trustees accepted their resignations and thanked them each for their service to the Fund.  In connection with such resignations, the Board of Trustees reduced the size of the Board of Trustees to five trustees.  The Board appointed Roman Friedrich III effective immediately to fill a vacancy as a Class II Trustee and nominated Robert B. Karn III to stand for election at this year’s annual meeting of shareholders to fill a vacancy as a Class III Trustee.  Messrs. Friedrich and Karn serve as trustees of several other funds within the Guggenheim Funds fund complex and the Board of Trustees believes that the alignment of the Board with the boards of other funds within the Guggenheim Funds fund complex may lead to cost savings and efficiencies in fund governance.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended and Restated By-Laws of Guggenheim Enhanced Equity Income Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM ENHANCED EQUITY INCOME FUND

	By:	/s/ Elizabeth H. Hudson
	Name:	Elizabeth H. Hudson
	Title:	Secretary
DATE: March 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Guggenheim Enhanced Equity Income Fund

4